UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road Lexington, MA 02421
(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	AGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2020, Dr. Garo H. Armen, Chairman and Chief Executive Officer of Agenus Inc. (“Agenus”), indicated that he would take his salary in stock in lieu of cash for the rest of 2020. That same day, the Compensation Committee of Agenus’ board of directors authorized Agenus to grant Dr. Armen stock awards under Agenus’ 2019 Equity Incentive Plan in lieu of cash payments for the remainder of 2020.

Item 8.01	Other Events.

On March 30, 2020, Agenus implemented proactive measures in response to the changing business environment for biopharmaceutical companies as a consequence of the COVID-19 pandemic. Immediate measures taken by Agenus include:

•	scaling back certain R&D programs;

•	slowing or pausing early clinical-stage oncology trials that have not yet generated clinical data;

•	slowing investigational new drug (IND) filing activities; and

•	reducing manufacturing runs as appropriate and as a result of the above actions.

These measures will be reassessed and evaluated as the situation evolves. In addition, Agenus has repurposed certain of its R&D efforts to advance product candidates for the potential treatment of COVID-19, including certain agents from its existing clinical portfolio.

Agenus expects these steps to result in annualized net cost savings of approximately $50 million based on reductions of both external and internal expenditures.

Agenus’ priorities which will be unaffected by these measures, include:

•

BLA Plans – lead trials of balstilimab (anti-PD-1) monotherapy and balstilimab/zalifrelimab (anti-CTLA-4) combination therapy in second line cervical cancer, both of which have completed target accruals. Agenus plans for Biologics License Application (BLA) filings in the second half of 2020;

•	Commercial Readiness – commercial readiness efforts for balstilimab and zalifrelimab are continuing as planned;

•

AGEN1181 – AGEN1181, a multi-purpose CTLA-4 engaging antibody, is continuing to advance on its current clinical path. Principal investigators of the current trial have informed Agenus that based on the potential life-saving attributes of AGEN1181, they expect to continue enrolling new patients in the trial in spite of the COVID-19 crisis; and

•	R&D – high priority research and clinical development programs are continuing as planned.

Forward-Looking Statements: This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws, including statements regarding anticipated cost savings and the expectation for certain corporate priorities, including clinical trials of AGEN1181 and BLA filings, to continue as planned. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, among others, the factors described under the Risk Factors section of our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. These statements speak only as of the date of this filing, and Agenus undertakes no obligation to update or revise the statements, other than to the extent required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2020	Agenus Inc.

	By:	/s/ Evan D. Kearns
Evan D. Kearns
Vice President, General Counsel and Secretary